Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995	AUSTIN BEIJING BRUSSELS DALLAS DUBAI	LONDON MOSCOW NEW YORK PALO ALTO RIYADH
TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	HONG KONG HOUSTON	SAN FRANCISCO WASHINGTON

February 25, 2016

Cabot Oil & Gas Corporation

Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024

Ladies and Gentlemen:

In connection with the issuance by Cabot Oil & Gas Corporation, a Delaware corporation (the “Company”), of an aggregate of up to 50,600,000 shares of the Company’s common stock, par value $0.10 per share (the “Shares”), pursuant to (a) the Company’s registration statement on Form S-3 (Registration No. 333-209629) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and (b) the related prospectus dated February 22, 2016 as supplemented by the prospectus supplement relating to the issuance of the Shares dated February 22, 2016 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, certain legal matters with respect to the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Underwriting Agreement dated February 22, 2016 (the “Underwriting Agreement”) by and among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule I thereto (the “Underwriters”), relating to the issuance and sale of the Shares, the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date, and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of governmental and public officials and of representatives of the Company, statutes and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. For purposes of this opinion, we have relied, without independent investigation, upon certificates and representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the factual matters contained therein or covered thereby. In making our examination, we have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified or photostatic copies conformed with the originals thereof and such original copies are authentic and complete. We have also assumed that all Shares will be issued and sold in the manner set forth in the Prospectus and the Underwriting Agreement.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Form 8-K. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.